-------------------------------------------------------------------------------
      As filed with the Securities and Exchange Commission on April 21, 2006

                                            Registration Statement No. [      ]

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                   INTERCHANGE FINANCIAL SERVICES CORPORATION
             (Exact name of Registrant as Specified in Its Charter)

                  New Jersey                          22-2553159
          (State of Incorporation)         (I.R.S. Employer Identification No.)
                            Park 80 West / Plaza Two
                         Saddle Brook, New Jersey 07663
                                 (201) 703-2265
    (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                      2005 OMNIBUS STOCK AND INCENTIVE PLAN
                 FOR INTERCHANGE FINANCIAL SERVICES CORPORATION
                            (Full Title of the Plan)
                            ------------------------

                                Charles T. Field
                Senior Vice President and Chief Financial Officer
                   INTERCHANGE FINANCIAL SERVICES CORPORATION
                            Park 80 West / Plaza Two
                         Saddle Brook, New Jersey 07663
                                 (201) 703-2265
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                  With copy to:
                             Peter D. Hutcheon, Esq.
                        Norris, McLaughlin & Marcus, P.A.
                                721 Route 202/206
                                  P.O. Box 1018
                            Somerville, NJ 08876-1018
                                 (908)-722-0700

                         CALCULATION OF REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------
                                                            Proposed
                                           Amount            Maximum       Proposed Maximum
          Title of Securities              to be         Offering Price   Aggregate Offering      Amount of
           to be Registered            Registered(1)      Per Share (2)        Price (3)         Registration
                                                                                                     Fees
------------------------------------- ----------------- ---------------- -------------------- -----------------
 Common Stock, no par value per share  1,500,000 shares      $22.29          $33,435,000           $3,578.00

------------------------------------- ----------------- ---------------- -------------------- -----------------

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan(s) described herein.

(2) Based upon the last reported sale price on The Nasdaq Stock Market, Inc. National Market System on April 19, 2006.

(3) The price is estimated in accordance with Rule 457(h)(1) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee and is the product resulting from multiplying 1,500,000, the number of shares registered by this Registration Statement, by $22.29 per share, the last reported sale price on The Nasdaq Stock Market, Inc. National Market System on April 19, 2006.

                                TABLE OF CONTENTS



Item 1.  Plan Information...................................................I-1

Item 2.  Registrant Information and Employee Plan Annual Information........I-1

Item 3.  Incorporation of Documents by Reference...........................II-1

Item 4.  Description of Securities.........................................II-1

Item 5.  Interests of Named Experts and Counsel............................II-1

Item 6.  Indemnification of Directors and Officers.........................II-1

Item 7.  Exemption from Registration Claimed...............................II-2

Item 8.  Exhibits .........................................................II-2

Item 9.  Undertakings......................................................II-2

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information

              Not required to be filed with the Securities and Exchange Commission (the "Commission").

Item 2.  Registrant Information and Plan Annual Information

              Not required to be filed with the Commission.

              Note: The document containing the information specified in this
Part I will be sent or given to employees as specified by Rule 428(b)(1). Such document need not be filed with the Commission either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II of this form, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended (the "Securities Act").

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference

     The following documents filed by Interchange Financial Services Corporation (the "Company") with the Commission are also incorporated herein by reference:

     (a) The Company's Annual Report on Form 10-K for the year ended December 31, 2005;

     (b) All other reports filed after December 31, 2005 by the Company under Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     (c) The description of the Company's Common Stock, no par value, set forth in the Company's Registration Statement on Form 8-A (SEC File No, 000-15601), filed with the Commission on January 16, 2001, and any amendments thereto.

     In addition to the foregoing, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment indicating that all of the securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that is also incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.   Description of Securities

                  Not applicable.

Item 5.   Interests of Named Experts and Counsel

                  Not applicable.

Item 6.   Indemnification of Directors and Officers

     Section 14A:3-5 of the New Jersey Business Corporation Act (the "NJBCA") gives the Company power to indemnify each of its directors and officers against expenses and liabilities in connection with any proceeding involving him by reason of his being or having been a director or officer if (a) he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company and (b) with respect to any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. However, in a proceeding by or in the right of the Company, there shall be no indemnification in respect of any liabilities or expenses if the officer or director shall have been adjudged liable to the Company unless the court in such proceeding determines he is entitled to indemnity for such liabilities and/or expenses. Furthermore, no indemnification shall be made to or on behalf of a director or officer if a judgment or other final adjudication adverse to such director or officer establishes that his acts or omissions (a) were in breach of his duty of loyalty to the Company and its stockholders, (b) were not in good faith or involved a knowing violation of law or (c) resulted in receipt by the director or officer of an improper personal benefit. The NJBCA defines an act or omission in breach of a person's duty of loyalty as an act or omission which that person knows or believes to be contrary to the best interests of the Company or its stockholders in connection with a matter in which he has a material conflict of interest. If a director or officer is successful in a proceeding, the statute mandates that the Company indemnify him against expenses.

     The By-Laws provide that the Company shall indemnify each officer and director of the Company (and each officer and director of another entity who was serving at the request of the Company) who is a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement, actually and reasonably incurred in connection with such action, suit or proceeding, to the fullest extent permitted by law. The By-Laws also provide that costs in defending any action, suit or proceeding referred to above may be paid by the Company in advance of the final disposition thereof under certain circumstances.

Item 7.   Exemption from Registration Claimed

          Not Applicable

Item 8.   Exhibits

             4(a) 2005 Omnibus Stock and Incentive Plan for Interchange Financial Services Corporation, incorporated herein by reference to Appendix A attached to the Company's definitive proxy statement with respect to its 2005 Annual Meeting of Shareholders, filed with the Commission on March 30, 2005.

            *5      Opinion of Norris, McLaughlin & Marcus, P.A.
            *23(a)  Consent of Deloitte & Touche LLP
             23(b)  Consent of Norris, McLaughlin & Marcus, P.A. (included in
                    Exhibit 5)
             24     Power of Attorney (included on signature page)
          _____________________________________________________________________
               *Filed herewith

Item 9.    Undertakings


         The undersigned registrant hereby undertakes:


          1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect  in the  prospectus  any facts or events  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

               (iii)To include any  material  information  with  respect to the
                    plan  of  distribution  not  previously   disclosed  in  the
                    registration statement or any material change to such information in the registration statement;

                    Provided, however, that paragraphs (a)1(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                    Provided  further,  however,  that paragraphs  (a)(1)(i) and
                    (a)(1)(ii) do not apply if the registration statement is for an offering of asset-backed securities on Form S-1 (Rule
                    239.11 of this chapter) or Form S-3 (Rule 239.13 of this chapter), and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB.

          2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          3.   To  remove  from   registration  by  means  of  a  post-effective
               amendment any of the securities being registered which remain unsold at the termination of the offering.

          4. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          5. The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
               Article 3 of regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

          6. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Saddle River, State of New Jersey on the 21st day of April, 2006.


                                             INTERCHANGE FINANCIAL SERVICES
                                             CORPORATION


                                             By: /s/ Charles T. Field
                                                 ___________________________
                                                 Charles T. Field
                                                 Senior Vice President and Chief
                                                 Financial Officer


     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Charles T. Field his true and lawful attorney-in-fact, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming that said attorney-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated below.

------------------------------------- ----------------------------------- -----------------------------------

                Name                        Position with Company                        Date
------------------------------------- ----------------------------------- -----------------------------------
/s/ Anthony S. Abbate                    President and Chief Executive
________________________
Anthony S. Abbate                                  Officer                         April 21, 2006
                                        (Principal Executive Officer)
------------------------------------- ----------------------------------- -----------------------------------

/s/ Charles T. Field                      Chief Financial Officer
________________________
Charles T. Field                       (Principal Financial Officer and            April 21, 2006
                                        Principal Accounting Officer)
------------------------------------- ----------------------------------- -----------------------------------

/s/ Anthony D. Andora                      Chairman of the Board
________________________
Anthony D. Andora                                and Director                      April 21, 2006
------------------------------------- ----------------------------------- -----------------------------------

/s/ Gerald A. Calabrese, Jr.
________________________
Gerald A. Calabrese, Jr.                           Director                        April 21, 2006
------------------------------------- ----------------------------------- -----------------------------------

/s/ Donald L. Correll
________________________
Donald L. Correll                                  Director                        April 21, 2006
------------------------------------- ----------------------------------- -----------------------------------

                                      II-4

/s/ Anthony R. Coscia
________________________
Anthony R. Coscia                                  Director                        April 21, 2006
------------------------------------- ----------------------------------- -----------------------------------

/s/ John J. Eccleston
________________________
John J. Eccleston                                  Director                        April 21, 2006
------------------------------------- ----------------------------------- -----------------------------------

/s/ David R. Ficca
________________________
David R. Ficca                                     Director                        April 21, 2006
------------------------------------- ----------------------------------- -----------------------------------

/s/ James E. Healey
________________________
James E. Healey                                    Director                        April 21, 2006
------------------------------------- ----------------------------------- -----------------------------------

/s/ Nicholas R. Marcalus
________________________
Nicholas R. Marcalus                               Director                        April 21, 2006
------------------------------------- ----------------------------------- -----------------------------------

/s/ Eleanore S. Nissley
________________________
Eleanore S. Nissley                                Director                        April 21, 2006
------------------------------------- ----------------------------------- -----------------------------------

/s/ Jeremiah F. O'Connor
________________________
Jeremiah F. O'Connor                               Director                        April 21, 2006
------------------------------------- ----------------------------------- -----------------------------------

/s/ Robert P. Rittereiser
________________________
Robert P. Rittereiser                              Director                        April 21, 2006
------------------------------------- ----------------------------------- -----------------------------------

/s/ John A. Schepisi
________________________
John A. Schepisi                                   Director                        April 21, 2006
------------------------------------- ----------------------------------- -----------------------------------

/s/ William Schuber
________________________
William Schuber                                    Director                        April 21, 2006
------------------------------------- ----------------------------------- -----------------------------------

                                      II-5